Exhibit 99.1

PRESS RELEASE

XWELL Reports Second Quarter 2025 Results

NEW YORK — August 14, 2025 – XWELL, Inc. (Nasdaq: XWEL) ("XWELL" or the "Company"), a leading provider of wellness solutions for people on the go, today announced results for the second quarter ended June 30, 2025.

From providing critical biosecurity support to building tech-forward wellness spaces in transportation hubs and local communities, XWELL currently is on a growth trajectory. Through its portfolio of in-airport and off-airport brands, the Company is reimagining what it means to access wellness.

Operating Highlights

•	Revenue for the 2025 second quarter totaled $7.7 million

•	Cost of sales decreased approximately 5% from the 2024 second quarter

•	General and administrative expenses decreased by approximately 9% from the 2024 second quarter

•	Named the official wellness spa of the Orlando Magic

•	XpresSpa recognized as one of Yelp’s most loved airport brands

•	Expanded its partnership with Priority Pass, the world’s original airport experiences program

•	Opened new non-airport brick-and-mortar location in Clearwater, Florida

“The XWELL team delivered a solid second quarter, underscoring the solid momentum we’re building across the business,” said Ezra Ernst, CEO of XWELL. “We are currently executing a focused, multi-pronged strategy to expand our operational footprint, increase access to our wellness offerings, and deepen our engagement with both new and existing customers. We believe that these efforts are already delivering measurable results.” Mr. Ernst added, “Coupled with our long-standing CDC partnership, continued operational discipline, and our focused growth strategy, I’m excited by the opportunities that lie ahead.”

PRESS RELEASE

Momentum Building Across Wellness Channels and Brands

During the past several months, XWELL achieved several milestones that underscore the Company’s momentum in expanding beyond airport terminals and into growing consumer wellness markets:

•	In June 2025, XWELL was named the Official Wellness Spa of the Orlando Magic through a multiyear partnership, marking a major step in the Company’s strategic push into local markets, beginning with Florida.

•	XpresSpa was recently recognized as one of Yelp’s “Most Loved Airport Brands,” ranking #10 based on millions of traveler reviews, further validating its strong customer loyalty and brand equity.

•	The Company expanded its relationship with Priority Pass, providing members with access to an enhanced range of wellness services across both its U.S. and international locations.

•	The Company recently unveiled a newly redesigned website, accessible at www.XWELL.com which integrates all of its wellness and beauty brands — XpresSpa®, Naples Wax Center®, XpresCheck®, and HyperPointe™ — into one seamless, user-first digital experience. Customers can now easily explore locations, connect with spa staff, and book services in just a few clicks.

•	This summer, XWELL celebrated the opening of an out-of-airport locations in Clearwater, Florida while advancing plans for its New York City’s Penn Station location -- a pivotal step toward making premium self-care more accessible in high-traffic, high-need environments.

o	In Clearwater, Florida, the Company opened a full-service wellness center offering massage, skincare, and recovery treatments in a standalone, modern retail setting.

o	In New York City, New York, the Penn Station location is anticipated to serve as a grab-and-go destination for wellness essentials tailored to busy commuters.

PRESS RELEASE

•	XWELL also continues to pursue opportunities to potentially acquire select medical spas in high-demand cities such as Orlando, Florida, Dallas, Texas and Salt Lake City, Utah -- extending its reach into the broader consumer wellness landscape and building a presence beyond the travel corridor.

Together, these initiatives reflect XWELL’s continued progress executing its strategy to diversify access points, elevate brand relevance, and deepen engagement with consumers both in and beyond airports.

Biosurveillance Program

Through XpresCheck and HyperPointe, XWELL continues to operate at the frontlines of biosurveillance and digital healthcare infrastructure.

In March 2025, XWELL secured a three-year extension of its Traveler-based Genomic Surveillance Program (“TGS”), operated with the CDC and Ginkgo Bioworks Holdings. The TGS program, provides early detection of emerging pathogens, safeguarding national health through airport-based biosurveillance.

XpresCheck, which helped power national COVID-19 testing and reporting during the pandemic, and HyperPointe serve as the operational and technological core of this next phase of strategic, science-driven wellness program.

Liquidity and Financial Condition

As of June 30, 2025, the Company had approximately $5.3 million of cash and cash equivalents (excluding restricted cash), approximately $2.9 million in marketable securities, total current assets of approximately $11.8 million, and no long-term debt.

Second Quarter Financial Overview

•	Revenue: Approximately $7.7 million for the three months ended June 30, 2025, consisted of approximately $4.9 million for XpresSpa, approximately $2.2 million for XpresCheck, and approximately $647,000 for Naples Wax Center. Second quarter 2025 revenue increased sequentially from approximately $7.0 million reported for the first quarter of 2025 and decreased from approximately $9.3 million reported for the second quarter of 2024. The year-over-year revenue decrease was primarily the result of additional CDC revenue generated during the second quarter of 2024 from providing more services to airports than the base contract amounts, which in turn resulted in increased surge billing prices.

PRESS RELEASE

•	Total Cost of Sales: Approximately $5.9 million for the three months ended June 30, 2025, down from $6.2 million in the comparable prior year period

•	General and Administrative Expenses: Approximately $4.3 million for the three months ended June 30, 2025 million, down from approximately $4.7 million in the comparable prior year period

•	Operating Expenses: Approximately $4.5 million for the three months ended June 30, 2025, down from approximately $5.0 million in the comparable prior year period

•	Operating Loss: Approximately $2.7 million for the three months ended June 30, 2025 compared with $1.9 million in the comparable prior year period

•	Net Loss Attributable to XWELL: Approximately $2.3 million for the three months ended June 30, 2025 compared with $2.0 million in the comparable prior year period

Second Quarter Earnings Conference Call

XWELL will host a webcast and conference call at 5:00 pm Eastern Time today. The Company encourages investors and interested parties to listen via webcast, as there is a limited capacity to access the conference call by dialing 1-412-317-6026.

PRESS RELEASE

The live and later archived webcast can be accessed from the Investor Relations section of the Company’s website at www.XWELL.com. Visitors to the website should select the “Investors” tab and navigate to the “Events” link to access the webcast.

About XWELL, Inc.

XWELL, Inc. (Nasdaq: XWEL) is a global wellness company on a mission to liberate science-proven wellness for all. Through a portfolio of brands that include XpresSpa®, Naples Wax Center®, XpresCheck®, and HyperPointe™, XWELL delivers accessible, real-world wellness across travel, retail, and clinical settings.

For more information on XWELL’s offerings, visit www.XWELL.com.

Forward-Looking Statements

This press release may contain "forward-looking" statements within the meaning of the Private Securities Litigation Reform Act of 1995, Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These include statements preceded by, followed by or that otherwise include the words "believes," "expects," "anticipates," "estimates," "projects," "intends," "should," "seeks," "future," "continue," or the negative of such terms, or other comparable terminology. Important factors that could cause actual results to differ materially from those indicated by such forward-looking statements. Forward-looking statements relating to expectations about future results or events are based upon information available to XWELL as of the date of this press release, and are not guarantees of the future performance of the Company, and actual results may vary materially from the results and expectations discussed. Additional information concerning these and other risks is contained in the Company’s Annual Report on Form 10-K, as amended, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K, and other Securities and Exchange Commission filings. All subsequent written and oral forward-looking statements concerning XWELL, or other matters and attributable to XWELL or any person acting on its behalf are expressly qualified in their entirety by the cautionary statements above. XWELL does not undertake any obligation to publicly update any of these forward-looking statements to reflect events or circumstances that may arise after the date hereof.

Media Contact:

Heather Tidwell

MWW

htidwell@mww.com